EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Annual Report on Form 10-KSB of Silicon Valley Research, Inc. and Subsidiary as of March 31, 2001 and for each of the two years then ended and to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-86725) and in the Prospectus constituting part of the Registration Statements on Form S-3 (No. 333-87979)of Silicon Valley Research, Inc. of our report dated June 8, 2001.


/s/ MOSS ADAMS LLP

San Francisco, California
July 13, 2001